UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

of THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 29, 2026

Intercontinental Exchange, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36198	46-2286804
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification Number)

5660 New Northside Drive, Third Floor, Atlanta, Georgia 30328

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (770) 857-4700

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.01 par value per share	ICE	New York Stock Exchange Indicate by check NYSE Texas, Inc.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

Overview

On July 29, 2026, Intercontinental Exchange, Inc., a Delaware corporation (“ICE”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with MarketAxess Holdings Inc., a Delaware corporation (“MarketAxess”), and Igloo Merger Sub II, Inc., a Delaware corporation and a wholly owned subsidiary of ICE (“Merger Sub”). Upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will be merged with and into MarketAxess (the “Merger”), with MarketAxess surviving as a wholly owned subsidiary of ICE.

ICE’s board of directors has unanimously determined that the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, are advisable, fair and in the best interests of ICE and its stockholders, and approved the Merger Agreement and the transactions contemplated by the Merger Agreement.

Merger Consideration

Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of common stock, par value $0.003 per share, of MarketAxess (“MarketAxess Common Stock”) issued and outstanding immediately prior to the Effective Time, other than shares of MarketAxess Common Stock (i) owned by ICE, Merger Sub or any of their respective subsidiaries, (ii) held by MarketAxess as treasury stock or owned by any subsidiary of MarketAxess (other than shares held with respect to the MarketAxess ESPP (as defined below)) and (iii) owned by stockholders who have perfected and not withdrawn a demand for appraisal rights under Section 262 of the General Corporation Law of the State of Delaware (the “DGCL”), will be converted into the right to receive $167.00 in cash per share, without interest (the “Merger Consideration”).

Financing of the Merger

ICE expects to finance the payment of the aggregate Merger Consideration and the other amounts payable in connection with the Merger through a combination of available cash and incremental debt financing. However, there can be no assurance that such incremental debt financing will be completed. The receipt, availability, consummation or funding of any debt, equity or other financing is not a condition to ICE’s or Merger Sub’s obligations to consummate the Merger, and neither ICE nor Merger Sub may rely on the unavailability of financing as a basis for failing to consummate the Merger or as a defense to a claim for specific performance.

On July 29, 2026, ICE, Bank of America, N.A. and BofA Securities, Inc. entered into a financing commitment letter (the “Commitment Letter”) for a 364-day senior unsecured bridge facility in an aggregate principal amount not to exceed $6.25 billion (the “Bridge Facility”). The purpose of the Bridge Facility is to provide backup financing to fund, in part, the acquisition and to pay related fees, commissions and expenses, if the incremental debt financing is not available as of the Effective Time. The funding of the Bridge Facility is subject to ICE’s compliance with customary terms and conditions precedent for such borrowing as set forth in the Commitment Letter, including, among others, (i) the execution and delivery by ICE of definitive documentation consistent with the Commitment Letter, (ii) that the Merger shall have been consummated substantially concurrently with the funding under the Bridge Facility substantially in accordance with the terms of the Merger Agreement, and (iii) the absence of certain events of default. The receipt or availability of any financing by ICE, including the Bridge Facility, is not a condition to ICE’s obligation to consummate the Merger.

Treatment of MarketAxess Equity Awards

At the Effective Time, (i) each outstanding option to purchase MarketAxess Common Stock (other than rights to purchase MarketAxess Common Stock under the MarketAxess ESPP (as defined below)) (a “MarketAxess Option”), whether vested or unvested, will be converted into an option to purchase shares of ICE common stock (an “ICE Option”), par value $0.01 per share (“ICE Common Stock”), and (ii) each outstanding time-based restricted stock unit in respect of MarketAxess Common Stock (a “MarketAxess RSU”), other than any such MarketAxess RSU held by a member of the board of directors of MarketAxess (the “MarketAxess Board”) who is not also an employee of MarketAxess or any of its subsidiaries (a “Director RSU”), will be converted into a restricted stock unit denominated in shares of ICE Common Stock (an “ICE RSU”). The number of shares of ICE Common Stock subject to each ICE Option and ICE RSU and, in the case of a MarketAxess Option, the applicable exercise price, will be adjusted based on an exchange ratio equal to the Merger Consideration divided by the volume-weighted average trading price per share of ICE Common Stock on the New York Stock Exchange for the ten consecutive trading days ending on and including the trading day immediately preceding the closing date, subject to the applicable rounding and adjustment provisions of the Merger Agreement (the “Exchange Ratio”). Except as otherwise provided in the Merger Agreement, each ICE Option and ICE RSU will remain subject to the same terms and conditions applicable immediately prior to the Effective Time. At the Effective Time, each Director RSU will become fully vested and will terminate and be automatically cancelled as of immediately prior to the Effective Time in exchange for the right to receive a lump sum cash payment in the amount equal to the sum of (A) the product of (i) the number of MarketAxess Common Stock underlying such Director RSU prior to the Effective Time, multiplied by (ii) the Merger Consideration, plus (B) all accumulated but unpaid dividend equivalent rights with respect to such Director RSU. Following the Effective Time, no such Director RSU that was outstanding immediately prior to the Effective Time will remain outstanding and each former holder of any such Director RSU will cease to have any rights with respect thereto, except the right to receive the consideration in accordance with the terms and conditions set forth in the Merger Agreement.

At the Effective Time, each outstanding performance-based restricted stock unit in respect of MarketAxess Common Stock (a “MarketAxess PSU”) will be converted into a time-based restricted stock unit denominated in shares of ICE Common Stock (an “ICE PSU”). The number of shares of ICE Common Stock subject to each ICE PSU will be determined based on (i) actual achievement for completed performance periods and (ii) for incomplete performance periods, the greater of target achievement and actual achievement through the Effective Time, as reasonably determined in good faith by the compensation committee of the MarketAxess Board and multiplied by the Exchange Ratio. Following the Effective Time, each ICE PSU will continue to be governed by the same terms and conditions applicable immediately prior to the Effective Time, except that it will be subject solely to time-based vesting and any performance-based vesting conditions will no longer apply.

At or prior to the Effective Time, ICE will reserve for future issuance a number of shares of ICE Common Stock at least equal to the number of shares of ICE Common Stock that will be subject to ICE Options and ICE RSUs (other than the Other Awards (as defined below)) as a result of the actions contemplated by the Merger Agreement. As soon as practicable after the Effective Time, if and to the extent necessary to cause a sufficient number of shares of ICE Common Stock to be registered and issuable with respect to such ICE Options and ICE RSUs, ICE will prepare and file with the Securities and Exchange Commission a registration statement on Form S-8 with respect to the shares of ICE Common Stock subject to such ICE Options and ICE RSUs. If any to the extent that any shares of ICE Common Stock subject to an ICE Option or ICE RSU could not be covered by such Form S-8 as a result of the holder thereof being a former employee of MarketAxess, then in lieu of the conversion of the corresponding MarketAxess Option (“Other Option”), MarketAxess RSU (“Other RSU”) or MarketAxess PSU (“Other PSU”) and together with the Other Options and Other RSUs, the “Other Awards”)) into an ICE Option or ICE RSU, as applicable, such Other Option, Other RSU or Other PSU will be treated as follows:

At the Effective Time, with respect to each Other Option, whether vested or unvested, (i) if the ICE Common Stock exercise price of such Other Option is equal to or greater than the Merger Consideration, such Other Option will terminate and be automatically cancelled as of immediately prior to the Effective Time, without any consideration being payable in respect thereof, and have no further force or effect, or (ii) if the ICE Common Stock exercise price of such Other Option is less than the Merger Consideration, such Other Option will become fully vested (to the extent unvested or to the extent such Other Option would not otherwise vest) and will terminate and be automatically cancelled as of immediately prior to the Effective Time in exchange for the right to receive a lump sum cash payment in the amount equal to the product of (x) the number of ICE Common Stock underlying the Other Option immediately prior to the Effective Time, multiplied by (y) an amount equal to the Merger Consideration minus the ICE Common Stock exercise price of such Other Option, less applicable taxes required to be withheld with respect to such payment. Following the Effective Time, no such Other Option that was outstanding immediately prior to the Effective Time will remain outstanding and each former holder of any such Other Option will cease to have any rights with respect thereto, except the right to receive the consideration set forth in the Merger Agreement.

At the Effective Time, each Other RSU and Other PSU will become fully vested and will terminate and be automatically cancelled as of immediately prior to the Effective Time in exchange for the right to receive a lump sum cash payment in the amount equal to the sum of (A) the product of (i) the number of ICE Common Stock underlying such Other RSU or Other PSU prior to the Effective Time, with the number of ICE Common Stock underlying any Other PSU determined as set forth in the Merger Agreement, multiplied by (ii) the Merger Consideration, plus (B) all accumulated but unpaid dividend equivalent rights with respect to such Other RSU or Other PSU. Following the Effective Time, no such Other RSU or Other PSU that was outstanding immediately prior to the Effective Time will remain outstanding and each former holder of any such Other RSU or Other PSU will cease to have any rights with respect thereto, except the right to receive the consideration set forth in the Merger Agreement.

MarketAxess will also take specified actions to wind down the MarketAxess 2022 Employee Stock Purchase Plan and related sub-plan (the “MarketAxess ESPP”), including ending the final offering period no later than the closing date, using participants’ accumulated payroll deductions to purchase shares of MarketAxess Common Stock at the end of the final offering period, distributing in cash any amount insufficient to purchase one whole share and terminating the MarketAxess ESPP at the Effective Time.

Closing Conditions

The obligations of the parties to consummate the Merger are subject to customary conditions, including (i) the adoption of the Merger Agreement by the holders of a majority of the outstanding MarketAxess Common Stock entitled to vote thereon (the “MarketAxess Stockholder Approval”), (ii) expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, the receipt of the other requisite regulatory approvals and (iii) the absence of any law or order of a governmental entity of competent jurisdiction that is in effect and restrains, enjoins or otherwise prohibits consummation of the Merger.

The obligations of ICE and Sub, on the one hand, and MarketAxess, on the other hand, are also subject to customary conditions regarding (i) the accuracy of the representations and warranties of the other party or parties, subject to the standards set forth in the Merger Agreement, and (ii) the performance and compliance in all material respects by the other party or parties with their obligations under the Merger Agreement. In addition, the obligations of ICE and Merger Sub are subject to the absence, since the date of the Merger Agreement, of a Company Material Adverse Effect (as defined in the Merger Agreement). Approval by ICE stockholders is not required in connection with the Merger.

Representations and Warranties; Covenants

The Merger Agreement contains customary representations and warranties from MarketAxess, ICE and Merger Sub with respect to the parties and their respective businesses. The Merger Agreement also contains customary covenants, including covenants requiring MarketAxess, subject to specified exceptions, to conduct its business in the ordinary course during the period between the execution of the Merger Agreement and the Effective Time and, to the extent consistent therewith, to preserve substantially intact its current business organizations, keep available the services of its current officers and employees and maintain its relationships with significant customers and other business counterparties. The Merger Agreement also restricts MarketAxess from taking specified actions without ICE’s prior written consent. MarketAxess has also agreed to prepare and file a preliminary proxy statement and to convene a meeting of its stockholders to consider adoption of the Merger Agreement.

In addition, MarketAxess and ICE have agreed to use their reasonable best efforts to take all steps necessary to resolve impediments and obtain all clearances, consents, approvals, and waivers under the antitrust laws, including relating to federal, state or foreign governmental entities and private parties, and obtain financial regulatory approvals; however, ICE is not required to agree to any structural or behavioral remedy. ICE will determine the strategy for all antitrust proceedings, including relating to any governmental entity or private party, subject to MarketAxess’s consultation rights. ICE has also agreed not to enter into certain acquisitions, licenses and joint ventures that would reasonably be expected to prevent or delay the closing beyond the Termination Date.

Non-Solicitation; Intervening Events

Subject to specified exceptions, MarketAxess has agreed not to solicit or knowingly encourage Acquisition Proposals (as defined in the Merger Agreement), provide non-public information to, or engage in discussions or negotiations with, third parties regarding Acquisition Proposals, or change its recommendation that MarketAxess stockholders adopt the Merger Agreement.

If MarketAxess receives an unsolicited bona fide written Acquisition Proposal prior to obtaining the MarketAxess Stockholder Approval and the MarketAxess Board determines in good faith that the proposal constitutes, or would reasonably be expected to lead to, a Superior Proposal (as defined in the Merger Agreement), MarketAxess may, subject to specified conditions, provide non-public information to and engage in discussions and negotiations with the person making the proposal.

Prior to obtaining the MarketAxess Stockholder Approval, the MarketAxess Board may, in connection with a Superior Proposal or an Intervening Event (as defined in the Merger Agreement), change its recommendation with respect to the Merger or, in the case of a Superior Proposal, terminate the Merger Agreement to enter into an alternative acquisition agreement, in each case subject to specified notice and other conditions, including giving ICE an opportunity to propose changes to the Merger Agreement, if the MarketAxess Board determines in good faith that the failure to take such action would be inconsistent with its fiduciary duties under applicable law.

Termination; Termination Fees

The Merger Agreement may be terminated by ICE and MarketAxess by mutual written consent. In addition, either party may terminate the Merger Agreement if, among other things, (i) the Merger has not been consummated on or before July 29, 2027 (the “Termination Date”), subject to up to two automatic six-month extensions if specified regulatory or legal restraint conditions remain outstanding and all other closing conditions are satisfied or would be satisfied at closing, (ii) the MarketAxess Stockholder Approval has not been obtained at a meeting at which a vote is taken, (iii) a law or order permanently prohibiting the Merger has become final and non-appealable or (iv) the other party is in breach of the Merger Agreement in a manner that would result in the failure of an applicable closing condition and such breach is not timely cured. Prior to obtaining the MarketAxess Stockholder Approval, the parties have additional termination rights specified in the Merger Agreement, including the right of MarketAxess to terminate the Merger Agreement to enter into an alternative acquisition agreement providing for a Superior Proposal and the right of ICE to terminate following a Change in Recommendation (as defined in the Merger Agreement) or a specified material breach of MarketAxess’s obligations relating to Acquisition Proposals.

The Merger Agreement provides for the payment of a termination fee under specified circumstances. MarketAxess will be obligated to pay ICE a termination fee of $148,800,000 if (i) MarketAxess terminates the Merger Agreement to enter into an alternative acquisition agreement providing for a Superior Proposal, (ii) ICE terminates the Merger Agreement following a Change in Recommendation or a material breach by MarketAxess of its obligations relating to Acquisition Proposals or (iii) the Merger Agreement is terminated in specified circumstances following the public disclosure of a competing Acquisition Proposal that is not withdrawn and, within 12 months after such termination, MarketAxess enters into, consummates, or the MarketAxess Board approves, recommends or does not oppose, a qualifying Acquisition Proposal.

ICE will be obligated to pay MarketAxess a regulatory termination fee of $327,400,000 if the Merger Agreement is terminated (i) by ICE or MarketAxess as a result of a final and non-appealable law or order arising under antitrust laws that prohibits the consummation of the Merger or (ii) by ICE or MarketAxess because the Merger has not been consummated by the Termination Date, in each case at a time when one or more of the antitrust-related closing conditions has not been satisfied or waived, all other conditions to closing have been satisfied or waived (other than those to be satisfied at the closing), and MarketAxess is not in breach in any material respect of its obligations under the Merger Agreement in a manner that was the principal cause of such antitrust law or order or the failure of such antitrust-related conditions being satisfied, as applicable.

Important Statement Regarding the Merger Agreement

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

A copy of the Merger Agreement has been included to provide MarketAxess stockholders, ICE stockholders and other security holders with information regarding its terms and is not intended to provide any factual information about MarketAxess or ICE. The representations, warranties and covenants contained in the Merger Agreement were made solely for purposes of the Merger Agreement and as of specified dates; were made solely for the benefit of the parties to the Merger Agreement; are not intended as statements of fact to be relied upon by MarketAxess stockholders, ICE stockholders or other security holders, but rather as a means of allocating contractual risk between the parties; have been modified or qualified by certain confidential disclosures made by the parties in connection with the negotiation of the Merger Agreement, which disclosures are not reflected in the Merger Agreement itself; may no longer be true as of a given date; and may apply standards of materiality in a manner that differs from what may be viewed as material by MarketAxess stockholders, ICE stockholders or other security holders.

MarketAxess stockholders, ICE stockholders and other security holders are not third-party beneficiaries under the Merger Agreement, except as expressly provided therein, including, following the Closing, with respect to MarketAxess stockholders’ right to receive the Merger Consideration and the right of holders of MarketAxess equity awards to receive the consideration provided for such awards. Accordingly, such security holders should not rely on the representations, warranties and covenants contained in the Merger Agreement, or any descriptions thereof, as characterizations of the actual state of facts or condition of MarketAxess, ICE or Sub.

Information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, and such subsequent information may or may not be fully reflected in MarketAxess’s or ICE’s public disclosures. ICE acknowledges that, notwithstanding the inclusion of the foregoing cautionary statements, it is responsible for considering whether additional specific disclosure of material information regarding material contractual provisions is required to make the statements in this Form 8-K not misleading. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Merger Agreement, the Merger, ICE, MarketAxess, their respective affiliates and their respective businesses that will be contained in, or incorporated by reference into, the proxy statement on Schedule 14A to be filed by MarketAxess, as well as in the Forms 10-K, Forms 10-Q, Forms 8-K and other filings that ICE and MarketAxess make with the Securities and Exchange Commission (the “SEC”).

Item 7.01	Regulation FD Disclosure.

On July 30, 2026, ICE issued a joint press release announcing the execution of the Merger Agreement (the “Joint Press Release”). A copy of the Joint Press Release is attached hereto as Exhibit 99.1.

The information contained in Item 7.01 of this Current Report on Form 8-K, including the Joint Press Release attached as Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act nor shall they be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of July 29, 2026, among MarketAxess Holdings Inc., Intercontinental Exchange, Inc. and Igloo Merger Sub II, Inc.

99.1	Joint Press Release, dated July 30, 2026.

104	Cover Page Interactive Data File-the cover page XBRL tags are embedded within the Inline XBRL document

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This communication contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (“Section 27A”), and Rule 175 promulgated thereunder, and Section 21E of the Securities Exchange Act of 1934, as amended (“Section 21E”), and Rule 3b-6 promulgated thereunder, which involve inherent risks and uncertainties. ICE and MarketAxess intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A and Section 21E. Any statements about ICE’s or MarketAxess’s plans, objectives, expectations, strategies, beliefs, or future performance or events constitute forward-looking statements. Such statements are identified as those that include words or phrases such as “believes,” “expects,” “anticipates,” “plans,” “trend,” “objective,” “continues,” “assumes,” “contemplates,” “intends,” “predicts,” “potential,” “projected,” “estimate,” “target,” or similar expressions or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “may,” or similar expressions, although not all forward-looking statements contain these identifying words. Forward-looking statements involve known and unknown risks, uncertainties, assumptions, estimates, and other important factors that change over time and could cause actual results to differ materially from any results, performance, or events expressed or implied by such forward-looking statements. Such forward-looking statements include, but are not limited to, statements about the benefits of the proposed acquisition of MarketAxess by ICE (the “Transaction”), including future financial and operating results, ICE’s or MarketAxess’s plans, objectives, expectations and intentions, the expected timing of completion of the Transaction, the expected form and timing of financing to fund the Transaction and other statements that are not historical facts.

These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those projected. In addition to factors previously disclosed in MarketAxess’s and ICE’s reports filed with the SEC and those identified elsewhere in this communication, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: (i) the occurrence of any event, change, or other circumstance that could give rise to the right of MarketAxess or ICE to terminate the Merger Agreement; (ii) the outcome of any legal proceedings that may be instituted against MarketAxess or ICE; (iii) the possibility that the Transaction does not close when expected or at all because the required MarketAxess Stockholder Approval, regulatory or other approvals, or other conditions to closing are not received or satisfied on a timely basis or at all, and the risk that any required regulatory approvals may be delayed or subject to conditions that could adversely affect MarketAxess or ICE or the expected benefits of the Transaction; (iv) the risk that MarketAxess’s or ICE’s share price may decline significantly if the Transaction is not consummated; (v) the effect of the announcement of the Transaction on, and any restrictions during the pendency of the Transaction affecting, MarketAxess’s or ICE’s ability to operate their respective businesses, pursue certain business opportunities or strategic transactions, retain and hire key personnel, and maintain favorable business relationships with customers, suppliers, governmental authorities, employees and other third parties; (vi) reputational risk and potential adverse reactions of MarketAxess’s or ICE’s customers, employees or other business partners, including those resulting from the announcement or completion of the Transaction; (vii) the diversion of management’s attention and time from ongoing business operations and opportunities on transaction-related matters; (viii) the ability to promptly and effectively integrate MarketAxess’s business with ICE’s business and realize the anticipated cost savings, synergies, and other financial benefits of the Transaction within the expected time period or at all; (ix) significant transaction costs in connection with the Transaction and the possibility that the Transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events, as well as the risk of unknown, unanticipated or unquantifiable liabilities, costs, charges or expenses; (x) ICE’s ability to obtain the contemplated debt financing on a timely basis, on favorable terms or at all; (xi) changes in general economic, political and market conditions, including interest and exchange rates, laws and regulations and their enforcement, and the degree of competition in the geographic and business areas in which MarketAxess and ICE operate, which may adversely affect the expected benefits of the Transaction; (xii) legislative, regulatory and economic developments affecting MarketAxess, ICE or the Transaction; (xiii) the unpredictability and severity of catastrophic events, including acts of terrorism, outbreaks of war or hostilities or public health issues, as well as management’s response to any of the foregoing; (xiv) actions by third parties, including governmental agencies; (xv) the risk that historical financial information may not be representative of future results; (xvi) other risks and uncertainties detailed in periodic reports that MarketAxess or ICE files with the SEC; and (xvii) other factors that may affect MarketAxess’s or ICE’s businesses.

There can be no assurance that the Transaction will be completed, or if it is completed, that it will close within the anticipated time period. These factors are not necessarily all of the factors that could cause MarketAxess’s or ICE’s actual results, performance, or achievements to differ materially from those expressed in or implied by any of the forward-looking statements. Other unknown or unpredictable factors also could harm MarketAxess’s or ICE’s results or present significant additional obstacles to the realization of forward-looking statements.

All forward-looking statements attributable to MarketAxess or ICE, or persons acting on MarketAxess’s or ICE’s behalf, are expressly qualified in their entirety by the cautionary statements set forth above. Forward-looking statements speak only as of the date they are made, and neither MarketAxess nor ICE undertakes or assumes any obligation to update publicly any of these statements to reflect actual results, new information or future events, changes in assumptions, or changes in other factors affecting forward-looking statements, except to the extent required by applicable law. If one or more of these or other risks or uncertainties materialize, or if the underlying assumptions prove to be incorrect, actual results may vary materially from what may have been expressed or implied by these forward-looking statements. Furthermore, new risks and uncertainties arise from time to time, and it is impossible for to predict those events or how they may affect MarketAxess or ICE. If MarketAxess or ICE updates one or more forward-looking statements, no inference should be drawn that MarketAxess or ICE will make additional updates with respect to those or other forward-looking statements. Further information regarding MarketAxess, ICE and factors that could affect the forward-looking statements contained herein can be found in MarketAxess’s and ICE’s respective Annual Reports on Form 10-K for the fiscal year ended December 31, 2025, their respective Quarterly Reports on Form 10-Q and their other filings with the SEC.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the Transaction, MarketAxess will file with the SEC a proxy statement on Schedule 14A (the “Proxy Statement”). The definitive Proxy Statement and a proxy card will be mailed to MarketAxess stockholders entitled to vote at a meeting of MarketAxess stockholders seeking their approval of the adoption of the Merger Agreement and other related matters. ICE and MarketAxess may also file other relevant documents with the SEC regarding the Transaction.

INVESTORS AND SECURITY HOLDERS ARE URGED, PRIOR TO MAKING ANY INVESTMENT OR VOTING DECISION, TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO, AS WELL AS ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE TRANSACTION OR INCORPORATED BY REFERENCE INTO THE PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION REGARDING MARKETAXESS, ICE, THE TRANSACTION AND RELATED MATTERS.

Investors and security holders may obtain free copies of these documents and other documents filed with the SEC by MarketAxess or ICE through the website maintained by the SEC at www.sec.gov, from MarketAxess at its website, investor.marketaxess.com, or from ICE at its website, ir.theice.com. Documents filed with the SEC by MarketAxess will be available free of charge by accessing the “SEC Filings” section of MarketAxess’s investor relations website at investor.marketaxess.com/financials/sec-filings/default.aspx, and documents filed with the SEC by ICE will be available free of charge by accessing the “SEC Filings” section of ICE’s investor relations website at ir.theice.com/financials/sec-filings/default.aspx.

PARTICIPANTS IN THE SOLICITATION

MarketAxess, ICE and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from MarketAxess stockholders in connection with the Transaction under the rules of the SEC. Information about the interests of the directors and executive officers of MarketAxess and ICE and other persons who may be deemed to be participants in the solicitation of proxies from MarketAxess stockholders in connection with the Transaction, and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the Proxy Statement and other relevant materials to be filed with the SEC.

Additional information about MarketAxess, the directors and executive officers of MarketAxess and their ownership of MarketAxess Common Stock is set forth in the definitive proxy statement for MarketAxess’s 2026 Annual Meeting of Stockholders, including under the headings entitled “Proposal 1: Election of Directors”, “Executive Officers”, “Proposal 3: Advisory Vote on Executive Compensation”, “Compensation Discussion & Analysis”, “Security Ownership of Certain Beneficial Owners and Management”, and “Certain Relationships and Related Party Transactions”, which was filed with the SEC on April 29, 2026 and which is available at: https://www.sec.gov/Archives/edgar/data/1278021/000119312526191601/mktx-20260429.htm, and MarketAxess’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, including under the headings entitled “Item 10. Directors, Executive Officers and Corporate Governance”, “Item 11. Executive Compensation”, “Item 12. Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters”, and “Item 13. Certain Relationships and Related Transactions, and Director Independence”, which was filed with the SEC on February 24, 2026 and which is available at: https://www.sec.gov/Archives/edgar/data/1278021/000119312526067009/mktx-20251231.htm. To the extent holdings of MarketAxess’s securities by its directors or executive officers have changed since the amounts set forth in MarketAxess’s definitive proxy statement for its 2026 Annual Meeting of Stockholders, such changes have been or will be reflected on Statements of Changes in Beneficial Ownership of Securities on Form 4 filed with the SEC, which are available at https://www.sec.gov/cgi-bin/browse-edgar?action=getcompany&CIK=0001278021&type=4. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Proxy Statement and other relevant materials to be filed with the SEC when they become available. Free copies of these documents may be obtained as described above.

NO OFFER OR SOLICITATION

This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. This communication is not a substitute for the Proxy Statement or any other document that MarketAxess may file with the SEC or send to its stockholders in connection with the Transaction.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERCONTINENTAL EXCHANGE, INC.

By:	/s/ Andrew J. Surdykowski
Andrew J. Surdykowski
General Counsel

Dated: July 30, 2026